Exhibit 3.2

BY-LAW NO. 1

A by-law relating generally to the transaction
of the business and affairs of

MCW ENERGY GROUP LIMITED

Article	Contents
One	Interpretation
Two	Execution of Documents
Three	Directors
Four	Committees
Five	Officers
Six	Protection of Directors, Officers and Others
Seven	Shares
Eight	Dividends
Nine	Meetings of Shareholders
Ten	Notices
Eleven	Fiscal Year

BE IT AND IT IS HEREBY ENACTED as a By-law of the Corporation as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this by-law, unless the context otherwise clearly requires:

“Act” means the Business Corporations Act (Ontario), and the Regulations thereto, as amended from time to time, or any successor Act or regulations thereto, as the case may be;

“Articles” means the articles (as that term is defined in the Act) of the Corporation as from time to time amended or restated;

“Board” means the board of directors of the Corporation;

“Business Day” means any day on which banks are generally open for business in Toronto, Ontario but excluding Saturdays and Sundays;

“Corporation” means MCW Energy Group Limited; and

“special meeting of shareholders” includes a meeting of any class of shareholders.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, corporations, partnerships, trusts and unincorporated organizations.

ARTICLE 2

EXECUTION OF DOCUMENTS

2.1	Execution of Instruments

Deeds, transfers, assignments, agreements, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any one director or officer of the Corporation. Notwithstanding any provision to the contrary contained in the by-laws of the Corporation, the Board may at any time or times direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.2	Banking Arrangements

All funds of the Corporation shall be deposited in its name in such account or accounts as are designated by the Board. Withdrawals from such account or accounts or the making, signing, drawing, accepting; endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money with the institution maintaining such account or accounts shall be made by such person or persons as the Board may from time to time determine.

2.3	Voting Rights in Other Bodies Corporate

Unless otherwise determined by the Board, any two of the directors or officers of the Corporation, as well as any person so empowered by the Board, may execute and deliver instruments of proxy appointing such persons as respectively are named therein the proxy of the Corporation to exercise the voting rights attaching to any securities held by the Corporation.

ARTICLE 3
DIRECTORS

3.1	Number of Directors and Quorum

Subject to the Articles, the Board shall consist of not greater than ten nor less than one director and the Board shall have the power to fix the number of directors within the minimum and maximum from time to time. If in respect of any year, the Board shall not so determine the number of directors, the number of directors shall be the same as in the last preceding year. A quorum for the transaction of business at any meeting of the Board shall be a majority of the number of directors then holding office.

3.2	Canadian Residency

At least twenty five per cent (25%) of the directors shall be resident Canadians provided that if the number of directors is less than four (4), at least one shall be a resident Canadian.

3.3	Chairman of the Board

The Board may from time to time also appoint a chairman of the Board who shall be a director. If appointed, the Board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president; and he shall, subject to the provisions of the Act, the articles or any unanimous shareholder agreement, have such other powers and duties as the Board may specify. During the absence or disability of the chairman of the Board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

3.4	Qualification

No person shall be qualified for election as a director if he is less than eighteen years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not a individual; or if he has the status of a bankrupt. A director need not be a shareholder.

3.5	Election and Term

The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

3.6	Removal of Directors

Subject to the provisions of the Act, the shareholders may by resolution passed at an annual or special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

3.7	Vacation of Office

A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

3.8	Vacancies

Subject to the Act, a quorum of the Board may fill a vacancy in the Board, except a vacancy resulting from an increase in the number of directors or in the maximum number of directors or from a failure of the shareholders to elect the number of directors. In the absence of a quorum of the Board, or if the vacancy has arisen from a failure of the shareholders to elect the number of directors, the Board shall forthwith call a special meeting or if there are no such directors then in office, any shareholder may call the meeting.

3.9	Meetings by Telephone

If all the directors present at or participating in a meeting of directors consent, a director may participate in a meeting of the Board or of a committee of the Board by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board held while a director holds office.

3.10	Place of Meetings

Meetings of the Board may be held at any place within or without Ontario. In any financial year of the Corporation a majority of the meetings of the Board need not be held within Canada.

3.11	Calling of Meetings

(a)	Any one officer of the Corporation who is a director, or any two directors, may at any time and from time to time call a meeting of the Board to be held on any Business Day at the time and place determined by the Board or by the person(s) calling the meeting. Meetings of the Board may be held in any place within or outside Canada, provided that in any financial year of the Corporation a majority of the meetings of the Board shall be held within Canada.

(b)	If a quorum of directors is present, each newly elected Board may, without notice, hold its first meeting for the purpose of its organization and the election or appointment of officers, immediately following the meeting of shareholders at which such Board was elected.

3.12	Notice of Meeting

(a)	Notice of the time and place of each meeting of the Board shall be given in the manner provided in Section 10.1 to each director not less than 48 hours before the time when the meeting is to be held. Notice of a meeting of directors shall specify the purpose of or the general nature of the business to be transacted at the meeting as regards those matters which reasonably can be considered to be material.

(b)	A director may in any manner and at any time waive notice of a meeting of directors and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called.

3.13	Ajourned Meeting

Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.14	Regular Meetings

The Board may by resolution appoint a Business Day or Business Days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.15	Resolution in Lieu of Meeting

A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as it had been passed at a meeting of directors or committee of directors.

3.16	Chairman

The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: Chairman of the Board, Chief Executive Officer, President, Executive Vice-President, or a Vice-President. If no such officer is present, the directors present shall choose one of their number to be chairman.

3.17	Votes to Govern

At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question. In case of any equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

3.18	Conflict of Interest

A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the Board or shareholders, and a director interested in a contract so referred to the Board shall not vote at or attend any portion of the meeting as it pertains to any resolution to approve the same except as provided by the Act.

3.19	Remuneration and Expenses

The directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof to the extent that the Board authorizes. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

ARTICLE 4
COMMITTEES

4.1	Committee of Directors

The Board may appoint, by a resolution of the Board, committees of directors and delegate to any such committee any of the powers of the Board except those which, under the Act, cannot be so delegated.

4.2	Transaction of Business

The powers of a committee of directors may be exercised by a meeting at which a quorum of each committee is present or by a resolution in writing signed by all the members of such committee who would lime been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

4.3	Procedure

Unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

ARTICLE 5
OFFICERS

5.1	Appointment

The Board may from time to time designate the offices of the Corporation, including but without limitation, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), Chief Operating Officer and Secretary, and may specify the duties attaching to such offices, appoint officers, and subject to the provisions of this by-law and the Act, delegate to such officers powers to manage the business and affairs of the Corporation in any particular manner in which the Board sees fit. Without limiting the generality of the foregoing, the Board may at any time and from time to time, but subject to this by-law and the Act, vary, add to, remove or otherwise limit the powers and duties of any officer of the Corporation. In addition, any of the powers and duties of an officer to whom an assistant has been appointed by the Board may be exercised and performed by such assistant unless the Board, the Chairman of the Board, the President or the Chief Operating Officer otherwise directs.

5.2	Officers of Divisions

From time to time, the Board or any officer of the Corporation duly authorized may appoint one or more officers for any division of the business or of any branch office of the Corporation, prescribe their powers and duties and settle their terms of employment and remuneration. The Board or any such officer may remove at its or his pleasure any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of such divisions or branch offices shall not, as such, be officers of the Corporation.

5.3	Holding of Office

Each officer shall hold office until he resigns, his successor is appointed or he is removed from such office by the Board.

5.4	Agents and Attorneys

The Board shall have power from time to time to appoint agents or attorneys of the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.5	Fidelity Bonds

The Board may at any time require any officer, employee or agent of the Corporation as the Board deems advisable to furnish a bond for the faithful discharge of his powers and duties, in such form and with such surety as the Board may from time to time determine.

ARTICLE 6

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1	Limitation of Liability

No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss Toned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

6.2	Indemnity

Subject to the Act, the Corporation shall indemnify each director and officer of the Corporation, each former director and officer of the Corporation, and each person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate), and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (i) he acted honestly and in good faith with a view to the best interests of the Corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

6.3	Insurance

Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the Board may from time to time determine.

ARTICLE 7
SHARES

7.1	Allotment

The Board may from time to time allot, or grant options to purchase any of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

7.2	Commissions

The Board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.3	Registration of Transfer

Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed and authorized, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board.

7.4	Transfer Agents and Registrars

The Board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment.

7.5	Non-Recognition of Trusts

Subject to the provisions of the Act, the Corporation shall treat as the absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice of description in the Corporation’s records or on the share certificate.

7.6	Share Certificates

Every holder of one or more shares in the capital of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares in the capital of the Corporation held by him as shown on the register thereof. Subject to the Act, share certificates and acknowledgements of a shareholder’s right to obtain a share certificate shall be in such respective forms as the Board shall from time to time approve. Any share certificate shall be signed in accordance with Section 2.1 hereof and need not be under the corporate seal; provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. A share certificate shall be manually signed by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent, branch transfer agent or other authenticating agent of the Corporation. In addition to the foregoing, a share certificate may be executed and delivered by the Corporation if the signatures therein are printed, engraved, lithographed or otherwise mechanically reproduced in facsimile. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

In the event it is, or becomes, permitted pursuant to the Act, the directors may provide by resolution that any or all classes and series of shares or other securities of the Corporation shall be uncertificated securities, provided that the Corporation complies with the Act in respect of the issuance of such uncertificated securities.

7.7	Replacement of Share Certificates

Where the registered holder of a share certificate claims that the share certificate has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue a new share certificate in place of the original share certificate if such holder:

(i)	so requests in writing before the Corporation has notice that the share certificate has been acquired by a bona fide purchaser;

(ii)	files with the Corporation an indemnity bond sufficient in the Corporation’s opinion to protect the Corporation and any transfer agent, registrar or other agent of the Corporation from any loss that any of them may respectively suffer by complying with the request to issue anew share certificate; and

(iii)	satisfies any other reasonable requirements imposed by the Corporation and its transfer agents;

and the Board may, in its discretion, if requested by a shareholder, waive any or all of the above requirements as regards such shareholder and substitute other requirements to be satisfied as a condition to the granting of any such waiver.

7.8	Joint Shareholders

If two or more persons are registered as joint holders of any share in the capital of the Corporation, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus; return of capital or other money payable or warrant issuable in respect of such share in the capital of the Corporation.

7.9	Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share in the capital of the Corporation, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

ARTICLE 8
DIVIDENDS

8.1	Dividend Cheques

A dividend payable in cash shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared, as at the record date for the determination of shareholders entitled to receive such dividend, which cheque shall be delivered or mailed by prepaid ordinary mail to such registered holder at his last recorded address appearing in the securities register of the Corporation, unless such holder otherwise directs in writing. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct in writing, be made payable to the order of all of such joint holders and delivered or mailed to them at their last recorded address appearing in the securities register of the Corporation and, if more than one address appears on the securities register of the Corporation in respect of such joint holders, the cheque shall be delivered or mailed, in the manner aforesaid, to the first address so appearing. The delivery or mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.2	Non-Receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.3	Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE 9

MEETINGS OF SHAREHOLDERS

9.1	Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held on any Business Day at such time in each year and, subject to Section 9.3, at such place as the Board may from time to time determine, for the purpose of there being placed before the meeting the financial statements and reports required by the Act to be placed before the shareholders of the Corporation at an annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

9.2	Special Meetings

Subject to the Act, the Board shall have power to call a special meeting of shareholders of the Corporation to be held on any Business Day at the time and place determined by the Board.

9.3	Place of Meetings

Subject to the Articles, a meeting of shareholders of the Corporation shall be held at such place in or outside of the Province of Ontario as the Board may determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

9.4	Notice of Meetings

Notice of the time and place of each meeting of shareholders of the Corporation shall be given in the manner provided in Section 10.1 not less than 21 days nor more than 50 days before the date of the meeting to each director of the Corporation, to the auditor of the Corporation and to each shareholder of the Corporation who, at the close of business on the record date, if any, for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at or entitled to receive notice of the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

9.5	Record Date for Notice

The Board may fix in advance a date preceding the date of any meeting of shareholders by not more than 60 days and not less than 30 days, as a record date for the determination of the shareholders entitled to receive notice of the meeting and notice of any such record date shall be given not less than 7 days before such record date in the manner provided in the Act and in the Securities Act (Ontario) in force from time to time and by written notice to each stock exchange in Canada upon which any class of shares in the capital of the Corporation are then listed for trading. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

9.6	Chairman, Secretary and Scrutineers

The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers of the Corporation as have been appointed and who is present at the meeting: Chairman of the Board, Chief Executive Officer, President, Executive Vice-President or a Vice-President. If no such officer is present within 15 minutes after the time fixed for the holding of the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting.

9.7	Persons Entitled to be Present

The only persons entitled to be present at a meeting of the shareholders of the Corporation shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

9.8	Quorum

Any two shareholders holding 5% of the shares of the Corporation entitled to vote at a meeting of the shareholders of the Corporation, whether present in person or represented by proxy, constitute a quorum. If a quorum is present at the opening of a meeting of the shareholders of the Corporation, the shareholders present may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for a meeting of shareholders, or within such reasonable time thereafter as the shareholders present may determine, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

9.9	Joint Shareholders

If two or more persons hold shares jointly, any one of such persons present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but, if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

9.10	Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by the Articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

9.11	Voting

(a)	Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting. A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands. Upon a show of hands, every person present and entitled to vote has one vote. Whenever a vote by show of hands has been taken upon a motion, unless a ballot thereon is demanded, a declaration by the chairman of the meeting that the vote upon the motion has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting is prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion, and the result of the votes so taken is a decision of the shareholders of the Corporation upon the motion. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

(b)	Upon a ballot, each shareholder of the Corporation who is present or represented by proxy is entitled, in respect of the shares which he is entitled to vote at the meeting upon the motion, to that number of votes provided by the Act or the Articles in respect of those shares and the result of the ballot is the decision of the shareholders of the Corporation upon the motion.

9.12	Adjournment

If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement of the adjournment at the meeting which has been adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

ARTICLE 10
NOTICES

10.1	Method of Giving Notices

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when delivered or when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communications company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

10.2	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

10.3	Computation of Time

Unless otherwise provided for in the Act, in computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

10.4	Undelivered Notices

If any notice given to a shareholder pursuant to Section 10.1 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

10.5	Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.6	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of any share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

10.7	Waiver of Notice

Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the Articles, the by-laws or otherwise and such waiver or abridgment shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the Board or of a committee of the Board, which may be given in any manner.

10.8	Signature of Notice

The signature of any notice to be given by the Corporation may be written or printed or partly written and partly printed.

ARTICLE 11
FISCAL YEAR

11.1	Fiscal Year

The financial or fiscal year of the Corporation shall be as determined from time to time by the Board by resolution.

ADOPTED AND APPROVED by the directors of the Corporation as of the 5th day of November, 2012, as evidenced by the signature of the Corporate Secretary endorsed below.

(signed) “Robbie Grossman”
Corporate Secretary

CONFIRMED by the shareholders of the Corporation as of the 12th day of December, 2012, as evidenced by the signature of the Corporate Secretary endorsed below.

(signed) “Robbie Grossman”
Corporate Secretary

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